 EXHIBIT 23.2

Cawley, Gillespie & Associates, Inc.
petroleum consultants

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
FAX 512-233-2618	FAX 817-877-3728	FAX 713-651-9980
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report relating to the proved oil and gas reserves of GeoResources, Inc., dated February 25, 2011, which appears in GeoResources’ annual report on Form 10-K for the year ended December 31, 2010.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

Fort Worth, Texas
July 21, 2011